Exhibit 28 (a) (5) under Form N-1A
Exhibit 3(i) under Item 601/Reg. S-K

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1. Name of Statutory Trust: Federated MDT Equity Trust

2.       The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:

“FIRST: The name of the Trust is: Federated Adviser Series.”

3.       This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 15th day of August, 2018.

/s/ John T. Collins	/s/ Charles F. Mansfield, Jr.
John T. Collins, Trustee	Charles F. Mansfield, Jr., Trustee

/s/ J. Christopher Donahue	/s/ Thomas M. O’Neill
J. Christopher Donahue, Trustee	Thomas M. O’Neill, Trustee

/s/ John B. Fisher	/s/ P. Jerome Richey
John B. Fisher, Trustee	P. Jerome Richey, Trustee

/s/ G. Thomas Hough	/s/ John S. Walsh
G. Thomas Hough, Trustee	John S. Walsh, Trustee

/s/ Maureen Lally-Green
Maureen Lally-Green, Trustee